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Exhibit 23(b)



Exhibit 23(b)

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-09251) of Bacou USA, Inc. of our report dated February 9, 1998, on our audits of the consolidated financial statements of Howard S. Leight & Associates, Inc. and Subsidiaries (d/b/a Howard Leight Industries) as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995 which report is included in this Current Report on Form 8-K/A of Bacou USA, Inc. dated April 15, 1998.



                                                        Coopers & Lybrand L.L.P.


San Diego, California
April 15, 1998